Exhibit 99.1

For Immediate Release
Aug. 6, 2010

PNM Resources Reports Second Quarter Results
First Choice Power performance increases 2010 earnings guidance range
Conference call scheduled for 11 a.m. Eastern today

SECOND QUARTER SUMMARY

●	GAAP earnings of $0.25 per diluted share, compared with losses of $0.02 per diluted share in 2009

●	Ongoing earnings of $0.21 per diluted share, equaling 2009 results

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2010 second quarter consolidated GAAP earnings of $22.9 million, or $0.25 per diluted share, compared with losses of $2.1 million, or $0.02 per diluted share, during the same period last year.

Quarterly unaudited, consolidated ongoing earnings were $19.3 million, or $0.21 per diluted share, compared with $19.4 million, or $0.21 per diluted share, in 2009. Ongoing earnings exclude various special items. Reconciliations of GAAP to non-GAAP measures such as ongoing earnings and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) are shown on the attached schedules 1 through 8.

“Our utility operations are on track for 2010 and improved year-over-year as a result of modest load growth and newly implemented electric rates in New Mexico and Texas. And, while we continue to keep our utility costs as low as possible, we remain steadfast in our commitment to address multiple regulatory matters to achieve a fair rate of return for both PNM and TNMP,” said Pat Vincent-Collawn, PNM Resources president and CEO.

“Regarding our competitive businesses in Texas, First Choice Power’s ongoing results are lower than a year ago as we expected average retail margins to compress throughout 2010. However, bad debt expense continues to improve as we are beginning to see the results of marketing efforts that have enhanced credit standards and targeted different customer types,” Vincent-Collawn said. “For Optim Energy, low prices in Texas remained challenging for all power producers, but solid performance at Optim’s power plants helped to mitigate that negative impact.”

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q2 Earnings                                                                 8-6-10                         p. 2 of 4

YEAR-TO-DATE RESULTS

For the first six months of 2010, PNM Resources reported unaudited consolidated GAAP earnings of $14.4 million, or $0.16 per diluted share, compared with $87.5 million, or $0.96 per diluted share, in 2009. GAAP results in 2009 included the $67.0 million after-tax gain from the sale of the company’s natural gas operations that was recorded in the first quarter.  Unaudited, consolidated ongoing earnings for the first half of 2010 were $24.7 million, or $0.27 per diluted share, compared with $28.7 million, or $0.31 per diluted share, in 2009.

SEGMENT REPORTING OF 2010 SECOND QUARTER EARNINGS

Regulated Operations

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

●
PNM reported ongoing earnings of $10.7 million, or $0.12 per diluted share, compared with $9.7 million, or $0.11 per diluted share, in 2009. GAAP earnings were $8.8 million, or $0.10 per diluted share, compared with losses of $8.1 million, or $0.09 per diluted share, in 2009. GAAP results last year reflected write-offs related to regulatory disallowances and an increase in legal reserves.

●
Both phases of the $77 million rate increase approved in 2009 were implemented as of April 1, 2010. This rate increase and weather-normalized load growth of 1.5 percent improved earnings and were partially offset by increased interest expense, higher retiree pension and medical costs, and increased costs at the San Juan Generating Station.

TNMP – an electric transmission and distribution utility in Texas.

●
TNMP reported ongoing and GAAP earnings of $4.1 million, or $0.04 per diluted share, compared with 2009 ongoing earnings of $2.2 million, or $0.02 per diluted share, and 2009 GAAP earnings of $1.8 million, or $0.02 per diluted share.

●
The positive impact of the September 2009 implementation of new general rates, new transmission cost-of-service rates that went into effect in May 2010 and weather-normalized load growth of 2.5 percent was partially offset by higher depreciation.

Unregulated Operations

First Choice Power – a retail electric provider in Texas.

●
First Choice Power reported ongoing earnings of $10.7 million, or $0.12 per diluted share, compared with $12.6 million, or $0.14 per diluted share, in 2009. GAAP earnings were $16.6 million, or $0.18 per diluted share, compared with 2009 earnings of $16.0 million, or $0.17 per diluted share.

●
Performance was reduced by lower retail margins and a 6.4 percent drop in sales volumes attributable to lower customer counts. Quarterly bad debt expense was reduced to $6.1 million from $10.0 million in 2009 as a result of fewer customer departures and lower final bills.

Optim Energy – jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., Optim Energy owns interests in three generating assets in Texas, totaling nearly 1,200 megawatts.

●
PNM Resources’ share of Optim Energy quarterly net ongoing losses was $1.9 million, or $0.02 per diluted share, compared with earnings of $0.3 million in 2009. PNM Resources’ share of the net GAAP losses of Optim Energy was $2.3 million, or $0.02 per diluted share, compared with losses of $4.4 million, or $0.04 per diluted share, in 2009.

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PNM Resources Reports Q2 Earnings                                                                8-6-10                           p. 3 of 4

●
PNM Resources' share of Optim Energy's ongoing quarterly EBITDA was $8.9 million, compared with $8.1 million in 2009. EBITDA improved as a result of reduced operational costs, higher ancillary services revenue and the return to more normal operations by the Lyondell Chemical Company plant that is adjacent to and a major customer of Optim’s Altura Cogen facility.

●	Twin Oaks had an equivalent availability factor of 94.9 percent during the quarter. Availability factors were 95.3 percent for Altura Cogen and 89.7 percent for Cedar Bayou 4.

Corporate/Other – a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt. For the purposes of this news release, the Corporate/Other segment excludes the results of Optim Energy as reported above.

●
Corporate/Other reported ongoing and GAAP losses of $4.2 million, or $0.05 per diluted share, compared with 2009 ongoing losses of $5.4 million, or $0.06 per diluted share, and 2009 GAAP losses of $4.7 million, or $0.05 per diluted share.

2010 GUIDANCE RANGE

PNM Resources updated its 2010 financial projections, primarily as a result of better-than-expected performance by First Choice Power. Management now expects 2010 PNM Resources consolidated ongoing earnings to be in the range of $0.65 to $0.75 per diluted share. The previous range was $0.60 to $0.72 per diluted share. 2010 cash earnings are expected to be in the range of $305 million to $325 million, an increase from the previous range of $290 million to $315 million.

Management today also updated the expected 2010 EBITDA ranges for its competitive Texas operations. First Choice Power’s new range is $40 million to $50 million, up from the previously disclosed range of $25 million to $35 million. Because of the continued low-price energy market in Texas, Optim Energy’s EBITDA range was updated to $60 million to $65 million from the previously disclosed EBITDA range of $60 million to $70 million.

SECOND QUARTER EARNINGS CALL:  11 AM EASTERN TODAY

PNM Resources will discuss second quarter earnings results and the new guidance ranges during a live conference call and Web cast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources second quarter earnings conference call.” A telephone replay will be available at 1 p.m. Eastern until midnight Aug. 20 by dialing (800) 642-1687 or (706) 645-9291 and using confirmation code 87042975. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

The Web cast will be archived at http://www.pnmresources.com/investors/events.cfm.

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PNM Resources Reports Q2 Earnings                                                                8-6-10                        p. 4 of 4

E-MAIL ALERTS, RSS FEEDS AVAILABLE

PNM Resources encourages analysts, investors and other interested parties to visit the company’s Web site at www.PNMResources.com and register to automatically receive company financial information by e-mail or RSS feeds. Once registered, participants can choose from a menu to automatically receive requested information, including news releases, notices of webcasts and filings with the U.S. Securities and Exchange Commission. Participants can unsubscribe at any time and will not receive information that was not requested.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2009 consolidated operating revenues from continuing operations of $1.6 billion. Through its utility and energy subsidiaries, PNM Resources has more than 2,710 megawatts of generation resources and serves electricity to more than 875,300 homes and businesses in New Mexico and Texas. The company also has a 50-percent ownership of Optim Energy, which owns nearly 1,200 megawatts of generation resources. For more information, visit the company’s Web site at www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources', PNM's, or TNMP's (collectively, the "Companies") expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and the Companies assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Companies caution readers not to place undue reliance on these statements. The Companies' business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include conditions affecting the Company’s ability to access the financial markets and negotiate new credit facilities for those expiring in 2011 and 2012, or Optim Energy’s access to additional debt financing following the utilization of its existing credit facility, including actions by ratings agencies affecting the Company’s credit ratings; the recession, its consequent extreme disruption in the credit markets, and its impacts on the electricity usage of the Company’s customers; state and federal regulatory and legislative decisions and actions, including appeals of prior regulatory proceedings, and including provisions relating to climate change, reduction of greenhouse gas emissions, coal combustion byproducts, and other power plant emissions; the ability of PNM to meet the renewable energy requirements established by the NM Public Regulation Commission (“NMPRC”), including the resource diversity requirement, within the specified cost parameters; the ability of PNM to successfully utilize a future test year in its rate filing with the NMPRC, including PNM’s ability to accurately forecast operating and capital expenditures and withstand challenges by regulators and intervenors; the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant, and Optim Energy generating units, and transmission systems; the risk that Optim Energy desires to expand its generation capacity but is unable to identify and implement profitable acquisitions or that PNMR and ECJV will not agree to make additional capital contributions to Optim Energy; the potential unavailability of cash from PNMR’s subsidiaries or Optim Energy due to regulatory, statutory or contractual restrictions; the impacts of the decline in the values of marketable equity securities on the trust funds maintained to provide nuclear decommissioning funding and pension and other postretirement benefits, including the levels of funding and expense; the ability of First Choice Power to attract and retain customers and collect amounts billed; changes in ERCOT protocols; changes in the cost of power acquired by First Choice Power; collections experience; insurance coverage available for claims made in litigation; fluctuations in interest rates; weather; water supply; changes in fuel costs; availability of fuel supplies; uncertainty regarding the requirements and related costs of decommissioning power plants owned or partially owned by PNM and Optim Energy and coal mines supplying certain PNM power plants, as well as the ability to recover decommissioning costs through charges to customers; the risk that replacement power costs incurred by PNM related to not meeting the specified capacity factor for its generating units under its Emergency Fuel and Purchased Power Adjustment Clause will not be approved by the NMPRC; the risk that PNM may not be able to renew rights-of-way on Native American lands or that the costs of rights-of-way are not allowed to be recovered through rates charged to customers; the effectiveness of risk management and commodity risk transactions; seasonality and other changes in supply and demand in the market for electric power; the impact of mandatory energy efficiency measures on customer energy usage; variability of wholesale power prices and natural gas prices; volatility and liquidity in the wholesale power markets and the natural gas markets; uncertainty regarding the ongoing validity of government programs for emission allowances; changes in the competitive environment in the electric industry; the risk that the Company and Optim Energy may have to commit to substantial capital investments and additional operating costs to comply with new environmental requirements including possible future requirements to address concerns about global climate change, and the resultant impacts on the operations and economic viability of generating plants in which PNM and Optim Energy have interests; the risks associated with completion of generation, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns; uncertainty surrounding the status of PNM’s participation in jointly-owned projects resulting from the scheduled expiration of the operational documents for the projects beginning in 2015 and potential changes in the objectives of the participants in the projects; the outcome of legal proceedings; changes in applicable accounting principles; and the performance of state, regional, and national economies.

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies.

CONTACTS:
Analysts                                                                Analysts & Media
Gina Jacobi                                                            Frederick Bermudez
Director, Investor Relations                                 (505) 241-4831
(505) 241-2211
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PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended June 30, 2010
	(in thousands)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 10,665	$ 4,106	$ 10,663	$ (1,945)	$ (4,220)	$ 19,269

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(191)	-	5,890	(386)	-	5,313
Net change in unrealized impairments of NDT securities	(1,422)	-	-	-	-	(1,422)
Loss on reacquired debt	(282)	-	-	-	-	(282)
Total Adjustments	(1,895)	-	5,890	(386)	-	3,609

GAAP Net Earnings (Loss) Attributable to PNMR:	$ 8,770	$ 4,106	$ 16,553	$ (2,331)	$ (4,220)	$ 22,878

	Six Months Ended June 30, 2010
	(in thousands)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 12,332	$ 5,750	$ 21,079	$ (5,879)	$ (8,546)	$ 24,736

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(3,409)	-	(11,979)	919	-	(14,469)
Net change in unrealized impairments of NDT securities	(697)	-	-	-	-	(697)
Loss on reacquired debt	(282)	-	-	-	-	(282)
Disposition of litigation	5,141	-	-	-	-	5,141
Total Adjustments	753	-	(11,979)	919	-	(10,307)

GAAP Earnings (Loss) Attributable to PNMR:	$ 13,085	$ 5,750	$ 9,100	$ (4,960)	$ (8,546)	$ 14,429

* Income tax effects calculated using tax rates of 35.65% for First Choice and TNMP and 39.59% for all other segments.

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended June 30, 2009
	(in thousands)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 9,673	$ 2,202	$ -	$ 12,608	$ 327	$ (5,411)	$ 19,399

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	2,406	-	-	3,346	(4,769)	-	983
Interest on uncertain tax positions	2,646	-		-	-	-	2,646
Gain on reacquired debt	-	-		-	-	(76)	(76)
Gain on sale of gas operations	-	-	(169)	-	-	-	(169)
Increase in legal reserve	(7,612)	-		-	-	-	(7,612)
Post sale discontinued operations	-	-	(2,442)	-	-	6	(2,436)
Regulatory disallowances	(16,078)	(436)	-	-	-	-	(16,514)
Sale of water rights	-	-	-	-	-	768	768
Net change in unrealized impairments of NDT securities	1,295	-	-	-	-	-	1,295
Work continuance planning	(383)	-	-	-	-	-	(383)
Total Adjustments	(17,726)	(436)	(2,611)	3,346	(4,769)	698	(21,498)

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	(8,053)	1,766		15,954	(4,442)	(4,713)	512
Discontinued Operations			(2,611)				(2,611)
Net Earnings (Loss)	$ (8,053)	$ 1,766	$ (2,611)	$ 15,954	$ (4,442)	$ (4,713)	$ (2,099)

	Six Months Ended June 30, 2009**
	(in thousands)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 9,589	$ 3,623	$ 7,621	$ 19,367	$ (1,659)	$ (9,865)	$ 28,676

Adjusting items, net of income tax effects*
Business Improvement Plan	(320)	-	-	-	-	350	30
CapRock settlement	-	-	-	-	-	9,062	9,062
Depreciation associated with sale of gas assets	-	-	1,112	-	-	-	1,112
Mark-to-market impact of economic hedges	(1,148)	-	-	3,625	(1,940)	-	537
Interest on uncertain tax positions	2,646	-	-	-	-	-	2,646
Gain on reacquired debt	-	-	-	-	-	4,415	4,415
Gain on sale of gas operations	-	-	66,951	-	-	-	66,951
Increase in legal reserve	(7,612)	-	-	-	-	-	(7,612)
Post sale discontinued operations	-	-	(2,443)	-	-	6	(2,437)
Regulatory disallowances	(16,078)	(436)	-	-	-	-	(16,514)
Sale of water rights	-	-	-	-	-	768	768
Net change in unrealized impairments of NDT securities	198	-	-	-	-	-	198
Work continuance planning	(382)	-	-	-	-	-	(382)
Total Adjustments	(22,696)	(436)	65,620	3,625	(1,940)	14,601	58,774

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	(13,107)	3,187		22,992	(3,599)	4,736	14,209
Discontinued Operations			73,241				73,241
Net Earnings (Loss)	$ (13,107)	$ 3,187	$ 73,241	$ 22,992	$ (3,599)	$ 4,736	$ 87,450

* Income tax effects calculated using tax rates of 35.65% for TNMP and First Choice and 39.59% for all other segments unless otherwise indicated.

** As restated, see Note 12 of Notes to Consolidated Financial Statements in the 2009 Annual Reports on Form 10-K. The actuarial determination of the projected benefit obligation (PBO) for the PNM pension plan at December 31, 2009 revealed that there had been an increase in the PBO of $9.6 million due to the retirement of employees transferred to New Mexico Gas Company following the sale of PNM Gas in January 2009.  This increase was expensed, similar to a plan curtailment, as required by GAAP and reduced the gain recognized on the sale. Gain on sale of gas operations is net of income taxes (benefit) of $(0.1) million for the quarter ended June 30, 2009 and $34.1 million for the six months ended June 30, 2009.

PNM Resources
Schedule 3
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended June 30, 2010
	(earnings per diluted share)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.12	$ 0.04	$ 0.12	$ (0.02)	$ (0.05)	$ 0.21

Adjusting items
Mark-to-market impact of economic hedges	-	-	0.06	-	-	0.06
Net change in unrealized impairments of NDT securities	(0.02)	-	-	-	-	(0.02)
Loss on reacquired debt	-	-	-	-	-	-
Total Adjustments	(0.02)	-	0.06	-	-	0.04

GAAP Net Earnings (Loss) Attributable to PNMR:	$ 0.10	$ 0.04	$ 0.18	$ (0.02)	$ (0.05)	$ 0.25
Average Diluted Shares Outstanding: 91,832,650

	Six Months Ended June 30, 2010
	(earnings per diluted share)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.13	$ 0.06	$ 0.23	$ (0.06)	$ (0.09)	$ 0.27

Adjusting items
Mark-to-market impact of economic hedges	(0.04)	-	(0.13)	0.01	-	(0.16)
Net change in unrealized impairments of NDT securities	(0.01)	-	-	-	-	(0.01)
Loss on reacquired debt	-	-	-	-	-	-
Disposition of litigation	0.06	-	-	-	-	0.06
Total Adjustments	0.01	-	(0.13)	0.01	-	(0.11)

GAAP Earnings (Loss) Attributable to PNMR:	$ 0.14	$ 0.06	$ 0.10	$ (0.05)	$ (0.09)	$ 0.16
Average Diluted Shares Outstanding: 91,694,218

PNM Resources
Schedule 4
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended June 30, 2009
	(earnings per diluted share)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.11	$ 0.02	$ -	$ 0.14	$ 0.00	$ (0.06)	$ 0.21

Adjusting items
Mark-to-market impact of economic hedges	0.02	-	-	0.03	(0.04)	-	0.01
Interest on uncertain tax positions	0.03	-	-	-	-	-	0.03
Gain on reacquired debt	-	-	-	-	-	-	-
Gain on sale of gas operations	-	-	-	-	-	-	-
Increase in legal reserve	(0.08)	-	-	-	-	-	(0.08)
Post sale discontinued operations	-	-	(0.03)	-	-	-	(0.03)
Regulatory disallowances	(0.18)	-	-	-	-	-	(0.18)
Sale of water rights	-	-	-	-	-	0.01	0.01
Net change in unrealized impairments of NDT securities	0.01	-	-	-	-	-	0.01
Work continuance planning	-	-	-	-	-	-	-
Total Adjustments	(0.20)	-	(0.03)	0.03	(0.04)	0.01	(0.23)

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	(0.09)	0.02		0.17	(0.04)	(0.05)	0.01
Discontinued Operations			(0.03)				(0.03)
Net Earnings (Loss)	$ (0.09)	$ 0.02	$ (0.03)	$ 0.17	$ (0.04)	$ (0.05)	$ (0.02)
Average Diluted Shares Outstanding: 91,535,872

	Six Months Ended June 30, 2009*
	(earnings per diluted share)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.10	$ 0.04	$ 0.08	$ 0.21	$ (0.02)	$ (0.10)	$ 0.31

Adjusting items
Business improvement plan	-	-	-	-	-	-	-
CapRock settlement	-	-	-	-	-	0.10	0.10
Depreciation associated with sale of gas assets	-	-	0.01	-	-	-	0.01
Mark-to-market impact of economic hedges	(0.01)	-	-	0.04	(0.02)	-	0.01
Interest on uncertain tax positions	0.03	-	-	-	-	-	0.03
Gain on reacquired debt	-	-	-	-	-	0.05	0.05
Gain on sale of gas operations	-	-	0.74	-	-	-	0.74
Increase in legal reserve	(0.08)	-	-	-	-	-	(0.08)
Post sale discontinued operations	-	-	(0.03)	-	-	-	(0.03)
Regulatory disallowances	(0.18)	(0.01)	-	-	-	-	(0.19)
Sale of water rights	-	-	-	-	-	0.01	0.01
Net change in unrealized impairments of NDT securities	-	-	-	-	-	-	-
Work continuance planning	-	-	-	-	-	-	-
Total Adjustments	(0.24)	(0.01)	0.72	0.04	(0.02)	0.16	0.65

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	(0.14)	0.03		0.25	(0.04)	0.06	0.16
Discontinued Operations			0.80				0.80
Net Earnings (Loss)	$ (0.14)	$ 0.03	$ 0.80	$ 0.25	$ (0.04)	$ 0.06	$ 0.96
Average Diluted Shares Outstanding: 91,488,112

* As restated, see Note 12 of Notes to Consolidated Financial Statements in the 2009 Annual Reports on Form 10-K. The actuarial determination of the projected benefit obligation (PBO) for the PNM pension plan at December 31, 2009 revealed that there had been an increase in the PBO of $9.6 million due to the retirement of employees transferred to New Mexico Gas Company following the sale of PNM Gas in January 2009.  This increase was expensed, similar to a plan curtailment, as required by GAAP and reduced the gain recognized on the sale.

PNM Resources
Schedule 5
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Quarter Ended June 30, 2010
	PNM Electric	TNMP Electric	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$8.8	$4.1	$16.6	($6.6)	$22.9

Interest charges	18.4	8.0	0.4	5.0	31.8
Income taxes	5.9	2.7	9.3	(4.4)	13.5
Depreciation and amortization	22.9	10.0	0.2	4.3	37.4

EBITDA	56.0	24.8	26.5	(1.7)	105.6

GAAP to ongoing adjustments (before tax)	2.4	0.0	(9.2)	0.8	(6.0)

Ongoing EBITDA	$58.4	$24.8	$17.3	($0.9)	$99.6

	Six Months Ended June 30, 2010
	PNM Electric	TNMP Electric	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$13.1	$5.8	$9.1	($13.6)	$14.4

Interest charges	36.5	15.8	0.7	10.2	63.2
Income taxes	8.8	3.7	5.1	(9.0)	8.6
Depreciation and amortization	45.8	20.1	0.5	8.3	74.7

EBITDA	104.2	45.4	15.4	(4.1)	160.9

GAAP to ongoing adjustments (before tax)	(2.7)	0.0	18.6	(1.5)	14.4

Ongoing EBITDA	$101.5	$45.4	$34.0	($5.6)	$175.3

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA.

PNM Resources
Schedule 6
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Three Months Ended June 30, 2009
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	($8.1)	$1.8	($2.6)	$16.0	($9.2)	($2.1)

Interest charges	17.4	7.9	0.0	0.8	5.7	31.8
Income taxes	(5.1)	1.2	(1.9)	9.0	(6.2)	(3.0)
Depreciation and amortization	22.9	8.9	0.0	0.5	4.6	36.9

EBITDA	27.1	19.8	(4.5)	26.3	(5.1)	63.6

GAAP to ongoing adjustments (before tax)	28.8	0.7	4.5	(5.2)	6.7	35.5

Ongoing EBITDA	$55.9	$20.5	$0.0	$21.1	$1.6	$99.1

	Six Months Ended June 30, 2009
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	($13.1)	$3.2	$73.2	$23.0	$1.1	$87.4

Interest charges	34.6	12.0	1.0	1.8	12.3	61.7
Income taxes	(8.5)	2.2	38.2	12.9	(0.2)	44.6
Depreciation and amortization	45.4	17.5	0.0	1.0	9.1	73.0

EBITDA	58.4	34.9	112.4	38.7	22.3	266.7

Ongoing adjustments (before tax)	36.4	0.7	(96.9)	(5.6)	(21.0)	(86.4)

Ongoing EBITDA	$94.8	$35.6	$15.5	$33.1	$1.3	$180.3

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA

PNM Resources
Schedule 7
Calculation of Optim Energy Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010
	(in millions)

GAAP Net Earnings	$(6.5)	$(14.4)

Interest expense	4.7	9.3
Income tax	0.0	0.1
Depreciation and amortization expense	12.9	24.9
Mark-to-market impact of economic hedges	1.3	(3.0)
Purchase accounting amortizations	5.4	10.7

Ongoing Optim Energy EBITDA	17.8	27.6

50 percent of Ongoing EBITDA (PNMR share)	$8.9	$13.8

	Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2009
	(in millions)

GAAP Net Earnings	$(14.1)	$(11.0)

Interest expense	3.0	5.5
Income tax	(0.1)	0.1
Depreciation and amortization expense	7.4	15.1
Mark-to-market impact of economic hedges	15.8	6.4
Purchase accounting amortizations	4.2	8.7

Ongoing Optim Energy EBITDA	16.2	24.8

50 percent of Ongoing EBITDA (PNMR share)	$8.1	$12.4

PNM Resources
Schedule 8
Reconciliation of Ongoing (non-GAAP) Net Earnings
to GAAP Consolidated Statement of Earnings (Loss)
 (Preliminary and Unaudited)
(in thousands, except per share data)

	Six Months Ended June 30,
	2010				2009
	GAAP	Adjustments		Ongoing	GAAP	Adjustments		Ongoing
	(in thousands, except per share data)

Operating revenues	$789,212	$3,273	(a)	$792,485	$786,974	$11,280	(f)	$798,254
Cost of energy	342,069	(11,757)	(b)	330,312	356,501	10,962	(g)	367,463
Gross margin	447,143	15,030		462,173	430,473	318		430,791
Other operating expenses	288,332	(1,417)	(c)	286,915	302,675	(29,656)	(h)	273,019
Depreciation and amortization	74,655	(1,415)	(c)	73,240	73,017	(1,414)	(c)	71,603
Operating income (loss)	84,156	17,862		102,018	54,781	31,388		86,169
Equity in net earnings (loss) of Optim Energy	(8,210)	(1,521)	(a)	(9,731)	(5,958)	3,212	(a)	(2,746)
Net other income (deductions)	16,866	(6,890)	(d)	9,976	38,222	(28,301)	(i)	9,921
Interest charges	(63,171)	-		(63,171)	(60,766)	-		(60,766)
Earnings (Loss) before Income Taxes	29,641	9,451		39,092	26,279	6,299		32,578
Income Taxes (Benefit)	8,552	5,540	(e)	14,092	6,452	4,807	(e)	11,259
Earnings (Loss) from Continuing Operations	21,089	3,911		25,000	19,827	1,492		21,319
Earnings from Discontinued Operations, net
of Income Taxes	-	-		-	73,241	(65,620)	(j)	7,621
Net Earnings (Loss)	21,089	3,911		25,000	93,068	(64,128)		28,940
Earnings Attributable to Valencia Non-controlling
Interest	(6,396)	6,396	(c)	-	(5,354)	5,354	(c)	-
Preferred Stock Dividend Requirements of Subsidiary	(264)	-		(264)	(264)	-		(264)
Net Earnings (Loss) Attributable to PNMR	$14,429	$10,307		$24,736	$87,450	$(58,774)		$28,676

Earnings (Loss) from Continuing Operations Attributable to PNMR per Common Share:
Basic	$0.16	$0.11		$0.27	$0.16	$0.07		$0.23
Diluted	$0.16	$0.11		$0.27	$0.16	$0.07		$0.23

Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$0.16	$0.11		$0.27	$0.96	$(0.65)		$0.31
Diluted	$0.16	$0.11		$0.27	$0.96	$(0.65)		$0.31

Average common shares outstanding:
Basic	91,553				91,371
Diluted	91,694				91,488

(a) Mark-to-market impact of economic hedges
(b)	Mark-to-market impact of economic hedges $(20,985); Consolidation of Valencia $9,228
(c) Consolidation of Valencia
(d)	Disposition of litigation $(8,509); Net change in unrealized impairments of NDT securities $1,153; Loss on reacquired debt $466.
(e) Net taxes on adjusting items
(f)	Mark-to-market impact of economic hedges $(1,320); Addition to legal reserve $12,600
(g)	Mark-to-market impact of economic hedges $2,410; Consolidation of Valencia $8,552
(h)	Business improvement plan $38; Post sale discontinued operations $9; Work continuance planning $(633); Regulatory disallowances $(27,286); Consolidation of Valencia $(1,784)
(i)	Net change in unrealized impairments of NDT securities $(328); Business improvement plan $(10); Gain on reacquired debt $(7,312); Sale of water rights $(1,272); Interest on uncertain tax positions $(4,379); CapRock settlement $(15,000)
(j)	Depreciation associated with sale of gas assets $(1,112); Gain on sale of gas operations $(66,951); Post sale discontinued operations $2,443

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Electric Operating Revenues	$405,817	$401,110	$789,212	$786,974

Operating Expenses:
Cost of energy	151,181	175,253	342,069	356,501
Administrative and general	62,420	61,550	125,205	123,687
Energy production costs	51,811	47,134	105,696	95,691
Regulatory disallowances	-	27,286	-	27,286
Depreciation and amortization	37,376	36,946	74,655	73,017
Transmission and distribution costs	15,672	16,398	29,562	30,416
Taxes other than income taxes	13,683	11,665	27,869	25,595
Total operating expenses	332,143	376,232	705,056	732,193
Operating income	73,674	24,878	84,156	54,781

Other Income and Deductions:
Interest income	5,083	11,223	10,110	16,446
Gains (losses) on investments held by NDT	(1,342)	2,469	400	(1,913)
Other income	1,171	5,157	11,370	28,321
Equity in net earnings (loss) of Optim Energy	(3,858)	(7,353)	(8,210)	(5,958)
Other deductions	(3,173)	(2,272)	(5,014)	(4,632)
Net other income (deductions)	(2,119)	9,224	8,656	32,264

Interest Charges	31,761	31,817	63,171	60,766

Earnings before Income Taxes	39,794	2,285	29,641	26,279

Income Taxes (Benefit)	13,492	(1,134)	8,552	6,452

Earnings from Continuing Operations	26,302	3,419	21,089	19,827

Earnings (Loss) from Discontinued Operations, net of Income
Taxes (Benefit) of $0, $(1,861), $0 and $38,166	-	(2,611)	-	73,241

Net Earnings	26,302	808	21,089	93,068

Earnings Attributable to Valencia Non-controlling Interest	(3,292)	(2,775)	(6,396)	(5,354)

Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)

Net Earnings (Loss) Attributable to PNMR	$22,878	$(2,099)	$14,429	$87,450

Earnings from Continuing Operations Attributable to PNMR per Common Share:
Basic	$0.25	$0.01	$0.16	$0.16
Diluted	$0.25	$0.01	$0.16	$0.16
Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$0.25	$(0.02)	$0.16	$0.96
Diluted	$0.25	$(0.02)	$0.16	$0.96

Dividends Declared per Common Share	$0.125	$0.125	$0.250	$0.250

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$19,097	$14,641
Accounts receivable, net of allowance for uncollectible accounts of $10,598 and $12,783	106,104	106,593
Unbilled revenues	89,371	78,274
Other receivables	65,212	77,672
Materials, supplies, and fuel stock	52,246	50,631
Regulatory assets	28,589	7,476
Commodity derivative instruments	40,556	50,619
Income taxes receivable	72,637	129,171
Other current assets	92,878	63,128

Total current assets	566,690	578,205

Other Property and Investments:
Investment in PVNGS lessor notes	121,454	137,511
Equity investment in Optim Energy	199,676	195,666
Investments held by NDT	135,496	137,032
Other investments	22,481	25,528
Non-utility property, net of accumulated depreciation of $1,984 and $3,779	7,668	7,923

Total other property and investments	486,775	503,660

Utility Plant:
Plant in service and plant held for future use	4,747,334	4,693,530
Less accumulated depreciation and amortization	1,621,441	1,611,496
	3,125,893	3,082,034
Construction work in progress	179,652	181,078
Nuclear fuel, net of accumulated amortization of $21,689 and $19,456	78,985	69,337

Net utility plant	3,384,530	3,332,449

Deferred Charges and Other Assets:
Regulatory assets	523,482	524,136
Goodwill	321,310	321,310
Other intangible assets, net of accumulated amortization of $5,357 and $5,272	26,482	26,567
Commodity derivative instruments	3,251	2,413
Other deferred charges	91,002	71,181

Total deferred charges and other assets	965,527	945,607
	$5,403,522	$5,359,921

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
	(In thousands, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$285,000	$198,000
Current installments of long-term debt	2,125	2,125
Accounts payable	110,956	111,432
Accrued interest and taxes	42,233	45,341
Regulatory liabilities	1,463	908
Commodity derivative instruments	37,106	24,025
Other current liabilities	112,260	181,442

Total current liabilities	591,143	563,273

Long-term Debt	1,565,527	1,565,206

Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	543,730	531,166
Accumulated deferred investment tax credits	19,304	20,518
Regulatory liabilities	352,364	350,324
Asset retirement obligations	73,903	70,963
Accrued pension liability and postretirement benefit cost	275,519	281,923
Commodity derivative instruments	10,727	4,549
Other deferred credits	127,039	121,394

Total deferred credits and other liabilities	1,402,586	1,380,837

Total liabilities	3,559,256	3,509,316

Commitments and Contingencies (See Note 9)

Cumulative Preferred Stock of Subsidiary
without mandatory redemption requirements ($100 stated value, 10,000,000 shares authorized:
issued and outstanding 115,293 shares)	11,529	11,529

Equity:
PNMR Convertible Preferred Stock, Series A without mandatory redemption requirements
(no stated value, 10,000,000 shares authorized: issued and outstanding 477,800 shares)	100,000	100,000
PNMR common stockholders’ equity:
Common stock outstanding (no par value, 120,000,000 shares authorized: issued
and outstanding 86,673,174 shares)	1,290,247	1,289,890
Accumulated other comprehensive income (loss), net of income taxes	(55,128)	(46,057)
Retained earnings	408,882	405,884
Total PNMR common stockholders’ equity	1,644,001	1,649,717
Non-controlling interest in Valencia	88,736	89,359
Total equity	1,832,737	1,839,076

	$5,403,522	$5,359,921

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2010	2009
	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$21,089	$93,068
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	89,608	84,843
PVNGS firm sales contract revenue	(28,856)	(28,152)
Bad debt expense	13,035	25,672
Deferred income taxes (benefit)	15,649	(55,915)
Equity in net (earnings) loss of Optim Energy	8,210	5,958
Net unrealized (gains) losses on derivatives	24,752	(2,307)
Realized (gains) losses on investments held by NDT	(400)	1,913
Gain on sale of PNM Gas	-	(101,090)
(Gain) loss on reacquired debt	466	(7,316)
Stock based compensation expense	1,962	1,520
Regulatory disallowances	-	27,286
Increase in legal reserve	-	12,600
Other, net	1,822	(281)
Changes in certain assets and liabilities:
Accounts receivable and unbilled revenues	(23,643)	(37,067)
Materials, supplies, and fuel stock	(1,615)	921
Other current assets	(34,909)	(2,928)
Other assets	(5,739)	666
Accounts payable	(476)	(93,073)
Accrued interest and taxes	55,024	51,641
Other current liabilities	(44,694)	(7,218)
Other liabilities	(15,083)	(5,111)
Net cash flows from operating activities	76,202	(34,370)

Cash Flows From Investing Activities:
Utility plant additions	(136,296)	(132,045)
Proceeds from sales of investments held by NDT	36,285	75,850
Purchases of investments held by NDT	(37,850)	(77,236)
Proceeds from sale of PNM Gas	-	640,620
Transaction costs for sale of PNM Gas	-	(10,924)
Return of principal on PVNGS lessor notes	14,216	11,913
Investments in Optim Energy	(16,407)	-
Other, net	1,416	1,613
Net cash flows from investing activities	(138,636)	509,791

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2010	2009
	(In thousands)
Cash Flows From Financing Activities:
Short-term borrowings (repayments), net	87,000	(559,667)
Long-term borrowings	403,845	309,242
Repayment of long-term debt	(403,845)	(314,079)
Issuance of common stock	-	1,213
Proceeds from stock option exercise	778	-
Purchase of common stock to satisfy stock awards	(2,269)	(907)
Excess tax (shortfall) from stock-based payment arrangements	(114)	(645)
Dividends paid	(23,127)	(23,103)
Equity transactions with Valencia’s owner	(7,019)	(6,712)
Payments received on PVNGS firm-sales contracts	15,233	15,347
Debt issuance costs and other	(3,592)	(10,732)
Net cash flows from financing activities	66,890	(590,043)

Change in Cash and Cash Equivalents	4,456	(114,622)
Cash and Cash Equivalents at Beginning of Period	14,641	140,644
Cash and Cash Equivalents at End of Period	$19,097	$26,022

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$61,188	$58,937
Income taxes paid (refunded), net	$(63,408)	$49,039

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
		(In millions, except customers)
Residential	$79.2	$69.8	$9.4	$163.6	$143.6	$20.0
Commercial	91.7	82.7	9.0	164.6	152.6	12.0
Industrial	20.7	19.0	1.7	41.0	38.0	3.0
Public authority	5.0	4.8	0.2	9.4	9.2	0.2
Other retail	3.0	3.7	(0.7)	4.9	6.7	(1.8)
Transmission	9.1	7.4	1.7	18.9	15.1	3.8
Firm requirements wholesale	6.9	6.1	0.8	15.1	13.6	1.5
Other sales for resale	28.6	34.9	(6.3)	59.2	78.4	(19.2)
Mark-to-market activity	(1.1)	(1.9)	0.8	(3.1)	1.3	(4.4)
	$243.1	$226.5	$16.6	$473.6	$458.5	$15.1
Average retail customers (thousands)	501.3	498.7	2.6	501.1	498.3	2.8

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
			(Gigawatt hours)
Residential	744.3	727.2	17.1	1,602.8	1,522.9	79.9
Commercial	1,024.6	976.1	48.5	1,905.8	1,831.7	74.1
Industrial	363.9	362.3	1.6	713.7	717.6	(3.9)
Public authority	63.6	64.7	(1.1)	117.8	116.4	1.4
Firm requirements wholesale	163.1	156.3	6.8	340.3	340.0	0.3
Other sales for resale	544.2	1,172.0	(627.8)	1,085.4	2,232.1	(1,146.7)
	2,903.7	3,458.6	(554.9)	5,765.8	6,760.7	(994.9)

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
		(In millions, except customers)
Residential	$20.1	$17.3	$2.8	$39.0	$31.7	$7.3
Commercial	19.7	19.2	0.5	37.2	35.2	2.0
Industrial	3.1	3.2	(0.1)	6.0	6.1	(0.1)
Other	9.7	7.1	2.6	18.5	15.0	3.5
	$52.6	$46.8	$5.8	$100.7	$88.0	$12.7
Average customers (thousands) (1)	229.4	228.5	0.9	229.0	228.3	0.7

(1)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include 76,768 and 87,538 customers of TNMP Electric for the three months ended June 30, 2010 and 2009, and 77,981 and 88,716 for the six months ended June 30, 2010 and 2009, who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
			(Gigawatt hours(1))
Residential	643.7	617.9	25.8	1,255.2	1,127.8	127.4
Commercial	588.5	584.4	4.1	1,064.9	1,044.8	20.1
Industrial	577.0	529.6	47.4	1,093.8	953.7	140.1
Other	25.8	26.2	(0.4)	50.6	52.0	(1.4)
	1,835.0	1,758.1	76.9	3,464.5	3,178.3	286.2

(1)
The GWh sales reported above include 246.9 and 281.0 GWhs for the three months ended June 30, 2010 and 2009, and 496.4 and 529.4 GWhs for the six months ended June 30, 2010 and 2009 used by customers of TNMP Electric, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

 The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
		(In millions, except customers)
Residential	$75.3	$92.8	$(17.5)	$150.0	$168.7	$(18.7)
Mass-market	4.1	6.4	(2.3)	8.4	14.7	(6.3)
Mid-market	36.4	33.7	2.7	67.3	65.8	1.5
Trading gains (losses)	(0.1)	0.1	(0.2)	(0.1)	-	(0.1)
Other	4.2	5.0	(0.8)	8.7	10.9	(2.2)
	$119.9	$138.0	$(18.1)	$234.3	$260.1	$(25.8)
Actual customers (thousands) (1,2)	216.1	243.3	(27.2)	216.1	243.3	(27.2)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)
Due to the competitive nature of First Choice’s business, actual customer counts are presented in the table above as a more representative business indicator than the average customers that are shown in the table for TNMP customers.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
		(Gigawatt hours) (1)
Residential	549.3	644.1	(94.8)	1,099.4	1,145.9	(46.5)
Mass-market	24.9	37.3	(12.4)	51.4	79.3	(27.9)
Mid-market	321.2	273.8	47.4	572.4	522.5	49.9
Other	1.4	2.9	(1.5)	3.5	5.3	(1.8)
	896.8	958.1	(61.3)	1,726.7	1,753.0	(26.3)

(1)  See note above in the TNMP Electric segment discussion about the impact of TECA.